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                                                                     EXHIBIT 21

                            PARENTS AND SUBSIDIARIES

         The following is a list of all subsidiaries of First Tennessee National Corporation at December 31, 1999. Each subsidiary is 100% owned by its immediate parent, and all are included in the Consolidated Financial
Statements:

                                                                       Type of Ownership         Jurisdiction of
         Subsidiary                                                    By the Corporation        Incorporation
         ----------                                                    ------------------        ---------------

Cleveland Bank & Trust Company                                         Direct                    Tennessee
First National Bank of Springdale                                      Direct                    United States
First Tennessee Bank National Association(1)                           Direct                    United States
  Check Consultants, Incorporated                                      Indirect                  Tennessee
          Check Consultants Company of Tennessee, Inc.                 Indirect                  Tennessee
  Community Leasing Corporation*                                       Indirect                  Tennessee
  Community Money Center, Inc.*                                        Indirect                  Tennessee
  East Tennessee Service Corporation*                                  Indirect                  Tennessee
         Upper East Tennessee Insurance Agency*                        Indirect                  Tennessee
  Federal Flood Certification Corporation                              Indirect                  Texas
  First Express Remittance Processing, Inc.                            Indirect                  Tennessee
  First Funds, Inc.*                                                   Indirect                  Tennessee
  First Horizon Insurance Services, Inc.                               Indirect                  Tennessee
  First Horizon Money Center, Inc.                                     Indirect                  Tennessee
  First Horizon Strategic Alliances, Inc.                              Indirect                  Tennessee
  First Tennessee ABS, Inc.                                            Indirect                  Delaware
  First Tennessee Brokerage, Inc.                                      Indirect                  Tennessee
  First Tennessee Capital Assets Corporation                           Indirect                  Tennessee
  First Tennessee Commercial Loan Management, Inc.                     Indirect                  Tennessee
  First Tennessee Equipment Finance Corporation                        Indirect                  Tennessee
  First Tennessee Housing Corporation                                  Indirect                  Tennessee
         CC Community Development Holdings, Inc.                       Indirect                  Tennessee
  First Tennessee Merchant Equipment, Inc.*                            Indirect                  Tennessee
  First Tennessee Merchant Services, Inc.(3)                           Indirect                  Tennessee
  FT Real Estate Information Mortgage Solutions Holdings, Inc.         Indirect                  Delaware
               FT Real Estate Information Mortgage Solutions, Inc.     Indirect                  Delaware
  FT Real Estate Securities Holding Company, Inc.                      Indirect                  Arkansas
         FT Real Estate Securities Company, Inc.                       Indirect                  Arkansas
  First Tennessee Securities Corporation                               Indirect                  Tennessee
  FT Insurance Corporation                                             Indirect                  Tennessee
  FT Mortgage Holding Corporation                                      Indirect                  Illinois
              FT Mortgage Companies(2)                                 Indirect                  Kansas
                  First Tennessee Mortgage Services, Inc.              Indirect                  Tennessee
                  First Horizon Asset Securities Inc.                  Indirect                  Delaware
  FT Reinsurance Company                                               Indirect                  Vermont
  Hickory Venture Capital Corporation                                  Indirect                  Alabama
  JPO, Inc.                                                            Indirect                  Tennessee
  TSMM Corporation                                                     Indirect                  Tennessee
FTB Futures Corporation*                                               Direct                    Tennessee
Hickory Capital Corporation                                            Direct                    Tennessee
Highland Capital Management Corp.                                      Direct                    Tennessee
Martin & Company, Inc.                                                 Direct                    Tennessee
Mountain Financial Company*                                            Direct                    Tennessee
Norlen Life Insurance Company                                          Direct                    Arizona
Peoples and Union Bank                                                 Direct                    Tennessee
Peoples Bank                                                           Direct                    Mississippi
  *Inactive.


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(1)      Divisions of this subsidiary do business in certain jurisdictions under the following names: First Express, First Horizon Equity Lending, First Horizon Money Center, First Securities Company in Mobile, First Tennessee Capital Markets, Garland Capital Management, Garland Trust, Gulf Pacific Mortgage.

(2) The subsidiary changed its name to First Horizon Home Loan Corporation in March 2000. Divisions of this subsidiary do business in certain jurisdictions under the following names: Atlantic Coast Mortgage, Carl
         I. Brown Mortgage, CIB Mortgage, Customer One Mortgage, Elliot Ames, Emerald Mortgage, EquiBanc Mortgage Corporation, 1st Coastal Mortgage, First Tennessee Mortgage Company, Inc., FTB Mortgage Services, Keystone Mortgage, HomeBanc Mortgage Corporation, McGuire Mortgage, MNC Mortgage, Mortgage Resources, Patriot Financial Group, Premier Mortgage, Premier Mortgage Resources, Priority One, Mortgage Bankers, Select Mortgage Resources, Sunbelt National Mortgage.

(3) The subsidiary changed its name to First Horizon Merchant Services, Inc. in January 2000.